UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 22, 2016 (February 22, 2016)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2016, El Dorado Osage LLC (the “Company”), an indirect wholly-owned subsidiary of HollyFrontier Corporation (“HollyFrontier”), acquired from Magellan OLP, L.P. (“Magellan”) a 50% limited liability company membership interest (the “Osage Membership Interest”) in Osage Pipe Line Company, LLC (“Osage”) in exchange for a 20-year services agreement with HollyFrontier Refining & Marketing LLC (“HFRM”) a wholly-owned subsidiary of HollyFrontier and the direct parent of the Company, whereby Magellan will provide terminalling services for all of HFRM’s products originating in Artesia, New Mexico that require terminalling in or through El Paso, Texas. Osage owns the 135-mile Osage pipeline (the “Osage Pipeline”) that transports crude oil from Cushing, Oklahoma to El Dorado, Kansas. The other 50% limited liability company membership interest in Osage is owned by CHS Inc.

Immediately following the acquisition, on February 22, 2016, HFRM sold 100% of the limited liability company membership interest of the Company to Holly Energy Partners — Operating, L.P. (“HEP Operating”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (“HEP”). In exchange for the Company, HEP Refining Assets, L.P. (“HEP Refining Assets”), a wholly-owned subsidiary of HEP Operating, transferred its refined products terminal in El Paso, Texas and the associated land (the “El Paso Hawkins Terminal”) to El Paso Logistics LLC (“El Paso Logistics”), a wholly-owned subsidiary of HollyFrontier. In addition, HEP Operating agreed to engage in the construction and expansion project described in greater detail below. The foregoing transactions are referred to herein as the “Transactions.”

HollyFrontier controls the general partner of HEP.

Transfer Agreements

In connection with the Transactions, (i) HFRM, as seller, HollyFrontier, as guarantor of certain of HFRM’s obligations, HEP Operating, as buyer, and HEP, as guarantor of certain of HEP Operating’s obligations, entered into the LLC Interest Purchase Agreement dated February 22, 2016 (the “LLC Transfer Agreement”), and (ii) HEP Refining Assets, as seller, HEP, as guarantor of certain obligations of HEP Refining Assets, El Paso Logistics, as buyer, HollyFrontier, as guarantor of certain of obligations of El Paso Logistics, and HEP Operating entered into the Refined Products Terminal Transfer Agreement dated February 22, 2016 (the “Terminal Transfer Agreement”).

Pursuant to the LLC Transfer Agreement, HFRM transferred the Company to HEP Operating. Pursuant to the Terminal Transfer Agreement, HEP Refining Assets transferred the El Paso Hawkins Terminal to El Paso Logistics on an “as is” basis.

The LLC Transfer Agreement provides that if, during any quarter during the five year period commencing on the date on which the HollyFrontier refinery in El Dorado, Kansas (the “El Dorado Refinery”) connects to a pipeline other than the Osage Pipeline for the delivery of crude, HFRM’s quarterly average daily volume on the Osage Pipeline is less than 105,000 barrels per day, other than as a result of events specified in the agreement, then HFRM will make a payment to HEP Operating as calculated in the agreement (the “Volume Shortfall Payment”). Payment periods will toll during any event of force majeure at the El Dorado Refinery.

The LLC Transfer Agreement also provides that if the finally determined fair market value of the Osage Membership Interest (the “Membership Interest Value”) is less than the finally determined fair market value of the El Paso Hawkins Terminal (the “Terminal Value”), then HFRM will contribute to HEP an amount in cash equal to such difference. If the Membership Interest Value is greater than the Terminal Value (such differential being referred to as the “Value Differential”), then HEP will amend its agreement of limited partnership to establish a special partnership interest to be issued to HEP’s general partner (the “Special General Partner Interest”). The capital account of the Special General Partner Interest would initially be equal to the Value Differential. The Special General Partner Interest would entitle HEP’s general partner to allocations of cost recovery deductions available to HEP with respect to the tax basis of the Osage Membership Interest (and the underlying HEP assets attributable thereto) at the Sharing Rate (as defined below) until the capital account of the Special General Partner Interest is reduced to zero. The “Sharing Rate” is equal to (i) 100% minus (ii) the Terminal Value divided by the Membership Interest Value (expressed as a percentage). The Special General Partner Interest would have no voting or economic rights other than as described above.

The description of each of the LLC Transfer Agreement and the Terminal Transfer Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.1 and 10.2, respectively, to this report, which is incorporated by reference into this report in its entirety.

Second Amended and Restated Refined Products Pipelines and Terminals Agreement

On February 22, 2016, in connection with the Transactions, HFRM and HEP Operating (directly and as successor in interest to HEP Pipeline Assets, HEP Pipeline, HEP Refining Assets, HEP Refining, HEP Mountain Home and HEP Woods Cross) entered into the Second Amended and Restated Refined Products Pipelines and Terminals Agreement with an effective date of February 22, 2016 (the “Second Amended and Restated Refined Products Pipelines and Terminals Agreement”). The Second Amended and Restated Refined Products Pipelines and Terminals Agreement amends and restates in its entirety that certain Amended and Restated Refined Products Pipelines and Terminals Agreement dated December 1, 2009 with an effective date of February 1, 2009, as amended by the First Amendment to Amended and Restated Refined Products Pipelines and Terminals Agreement dated November 7, 2013 with an effective date of September 30, 2013 to, among other things, provide that HEP Operating will construct, at its own expense and on behalf of HFRM, connections from two of HEP Operating’s existing pipelines to the fence line of Magellan Midstream Partners, L.P.’s terminal in El Paso, Texas and expand the capacity on certain segments of those pipelines (the “New Connections”). The Second Amended and Restated Refined Products Pipelines and Terminals Agreement provides that HEP Operating will construct the New Connections as expeditiously as reasonably possible so that the New Connections will be completed and operational not later than September 1, 2017.

The Second Amended and Restated Refined Products Pipelines and Terminals Agreement also (i) provides that HEP Operating will provide transportation services to HFRM with respect to the New Connections and (ii) reduces by $1 million the minimum revenue commitment of HFRM from approximately $12.71 million per contract quarter to approximately $11.71 million per contract quarter.

The description of the Second Amended and Restated Refined Products Pipelines and Terminals Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.

Fourteenth Amended and Restated Omnibus Agreement

On February 22, 2016, in connection with the Transactions, HollyFrontier, HEP and certain of their respective subsidiaries entered into a Fourteenth Amended and Restated Omnibus Agreement with an effective date of February 22, 2016 (the “Fourteenth Amended and Restated Omnibus Agreement”). The Fourteenth Amended and Restated Omnibus Agreement amends and restates in its entirety the Thirteenth Amended and Restated Omnibus Agreement dated effective as of November 1, 2015 to, among other things, subject the Company and the Company’s interest in Osage to HollyFrontier’s right of first refusal to purchase HEP’s assets that serve HollyFrontier’s refineries.

The description of the Fourteenth Amended and Restated Omnibus Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.4 to this report, which is incorporated by reference into this report in its entirety.

Amended and Restated Master Throughput Agreement

On February 22, 2016, in connection with the Transactions, HFRM and HEP Operating entered into the Amended and Restated Master Throughput Agreement with an effective date of February 22, 2016 (the “Amended and Restated Master Throughput Agreement”). The Amended and Restated Master Throughput Agreement amends and restates in its entirety the Master Throughput Agreement dated October 16, 2015 with an effective date of January 1, 2015 to, among other things, reduce the incentive tariff threshold for the El Dorado pipelines from 132,000 barrels per day to 125,000 barrels per day and reduce the incentive tariff for the El Dorado pipelines from $0.0758 per barrel to $0.01 per barrel as partial consideration for the Volume Shortfall Payment.

The description of the Amended and Restated Master Throughput Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.5 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	LLC Interest Purchase Agreement dated February 22, 2016 by and among HollyFrontier Refining & Marketing LLC, HollyFrontier Corporation, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.2	Refined Products Terminal Transfer Agreement dated February 22, 2016 by and among HEP Refining Assets, L.P., Holly Energy Partners, L.P., El Paso Logistics LLC, HollyFrontier Corporation and Holly Energy Partners – Operating, L.P.

10.3	Second Amended and Restated Pipelines and Terminals Agreement dated February 22, 2016 by and among HollyFrontier Refining & Marketing LLC, HollyFrontier Corporation, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.4	Fourteenth Amended and Restated Omnibus Agreement dated February 22, 2016 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

10.5	Amended and Restated Master Throughput Agreement dated February 22, 2016 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners – Operating, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date: February 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	LLC Interest Purchase Agreement dated February 22, 2016 by and among HollyFrontier Refining & Marketing LLC, HollyFrontier Corporation, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.2	Refined Products Terminal Transfer Agreement dated February 22, 2016 by and among HEP Refining Assets, L.P., Holly Energy Partners, L.P., El Paso Logistics LLC, HollyFrontier Corporation and Holly Energy Partners – Operating, L.P.

10.3	Second Amended and Restated Pipelines and Terminals Agreement dated February 22, 2016 by and among HollyFrontier Refining & Marketing LLC, HollyFrontier Corporation, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.4	Fourteenth Amended and Restated Omnibus Agreement dated February 22, 2016 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

10.5	Amended and Restated Master Throughput Agreement dated February 22, 2016 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners – Operating, L.P.